Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated September 28, 2020, relating to the balance sheet of dMY Technology Group, Inc. III as of September 23 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from September 14, 2020 (inception) through September 23, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 28, 2020